The following is a press release disseminated by Scottish Annuity & Life Holdings, Ltd. and Pacific Life Insurance Company on August 6, 2001

[GRAPHIC OMITTED]



                                  NEWS RELEASE



For further information:

Scott E. Willkomm                           John A. Soller
Scottish Annuity & Life Holdings, Ltd.      Pacific Life Insurance Company
(345) 914-7002                              (949) 219-3416
scott.willkomm@scottishannuity.com          John.Soller@PacificLife.com

For Immediate Release

                         Scottish Annuity & Pacific Life
                 Agree to Acquisition of World-Wide Reassurance;
         Pacific Life to Become Largest Shareholder of Scottish Annuity

     August 6, 2001 - Scottish Annuity & Life Holdings, Ltd. (Nasdaq:SCOT) announced today that it has agreed to acquire World-Wide Reassurance Company Limited and its parent company World-Wide Holdings Limited, a wholly owned subsidiary of Pacific Life Insurance Company, in exchange for newly-issued ordinary shares of Scottish Annuity valued at $78 million.

     As a result of the transaction, Pacific Life will become the largest shareholder of Scottish Annuity, with ownership representing approximately 22% of Scottish Annuity's outstanding ordinary shares, estimated based on the average closing price of Scottish's shares for the twenty trading days prior to the execution of the agreement, which is $17.90. In connection with the transaction, Glenn S. Schafer, president of Newport Beach, CA-based Pacific Life, and Khanh T. Tran, executive vice president and chief financial officer of Pacific Life, will join the board of directors of Scottish Annuity.

     World-Wide Reassurance, based in Windsor, England, provides life reinsurance primarily to insurance companies outside the United States, and also serves as a retrocessionaire to U.S. reinsurance companies. As of March 31, 2001, World-Wide Reassurance had total assets of approximately $166 million and shareholders' equity of $58 million.

     "This transaction is an important step in our continuing quest to build value for all of our shareholders," said Michael C. French, chairman and chief executive officer of Scottish Annuity. "Not only are we acquiring a respected global life reinsurance operation, but we are welcoming Pacific Life as a strategic investor and partner with our company. We look forward to supporting the continued growth of World-Wide Reassurance's business and to leveraging the benefits of our relationship with Pacific Life."

     "We are pleased to become a strategic investor in Scottish Annuity," said Thomas C. Sutton, chairman and chief executive officer of Pacific Life. "This partnership allows us to transition and further enhance our investment in the life reinsurance business."

     "The business of World-Wide Reassurance and the expertise of its management and staff complement the franchise we are building at Scottish," said Scott E. Willkomm, president of Scottish Annuity. "Not only will this transaction increase our consolidated capital to well in excess of $300 million, but we expect the acquisition will add approximately $6 million to consolidated net income and be accretive to earnings in 2002."

     According to Paul A. Bispham, managing director of World-Wide Reassurance, "We are excited to become a part of the Scottish Annuity family. This new affiliation will allow us increased access to capital markets to further our plans for continued growth and will ensure the continuity of our management team." World-Wide Reassurance will continue to do business using its existing name.

     The transaction, which is expected to close later this year, is subject to customary conditions, including the approval of Scottish Annuity's shareholders, as well as various regulatory approvals.

     Scottish Annuity & Life Holdings, Ltd. provides reinsurance of life insurance and annuities and is a direct issuer of customized variable life and annuity products for high net worth individuals. Scottish Annuity has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland and Grand Cayman. Its flagship subsidiaries, Scottish Annuity & Life Insurance Company (Cayman), Ltd. and Scottish Re (U.S.), Inc., are rated A (strong) by Fitch and A- (excellent) by A.M. Best. Additional information about Scottish Annuity can be obtained from its Web site, www.scottishannuity.com.

     Founded in 1868, Pacific Life provides life and health insurance products, individual annuities and group employee benefits, and offers to individuals, businesses and pension plans a variety of investment products and services. Over the past five years, the company has grown from the 23rd to the 14th largest life insurance company in the nation.1 The Pacific Life family of companies manages more than $335 billion in assets, making it one of the largest financial institutions in America, and currently counts 81 of the 100 largest U.S. companies as clients.2 Additional information about Pacific Life can be obtained at its Web site, www.PacificLife.com.

     Pacific Life is rated A++ (superior) by A.M. Best, AA+ (very strong) by Standard & Poor's, AA+ (very strong) by Fitch, and Aa3 (excellent) by Moody's for financial strength.3 Pacific Life is a member of IMSA (Insurance Marketplace Standards Association), whose membership promotes ethical market conduct for individual life insurance and annuities.

     Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Annuity & Life Holdings, Ltd. (the "Company") cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competition environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.



1 The Townsend & Schupp Company, based on assets, as of December 31, 2000. 2 Data compiled by Pacific Life using the 2001 FORTUNE 500(R) list.
3 These ratings do not apply to the safety or performance of the separate accounts funding Pacific Life's products.

                                      #####

     In connection with the proposed acquisition, Scottish Annuity & Life Holdings, Ltd. will file a proxy/prospectus with the Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a copy of the proxy statement/prospectus (when available) and other documents filed by Scottish Annuity & Life Holdings, Ltd. free of charge at the SEC's Web site, http://www.sec.gov or at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain information about Scottish Annuity & Life Holdings, Ltd. at the company's Web site, the address of which is http://www.scottishannuity.com. In addition, documents filed by Scottish Annuity & Life Holdings, Ltd. with the SEC can be obtained by contacting Scottish Annuity & Life Holdings, Ltd. at the following address and telephone number: Scott E. Willkomm, Scottish Annuity & Life Holdings, Ltd., Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, Cayman Islands BWI, telephone (345) 914-7002.

     Scottish Annuity & Life Holdings, Ltd., its officers, directors and certain other employees of Scottish Annuity & Life Holdings, Ltd. may be soliciting proxies from Scottish Annuity & Life Holdings, Ltd. stockholders in favor of the acquisition and may be deemed to be "participants in the solicitation" under the rules of the SEC. Information regarding the interests of the participants in the solicitation will be set forth in the proxy statement/prospectus when it becomes available.